UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 31, 2006

Matrix Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

See Items 2.01 and 9.01, which are incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

By agreement dated March 31, 2006 (the “Agreement”), Matrix Bancorp, Inc. (the “Company’) announced that its wholly owned subsidiary, Matrix Bancorp Trading, Inc. (“MBT”), which provides brokerage and consulting services to the Company and to third party financial institutions and financial services companies in the mortgage banking industry, has sold a substantial portion of its operating assets to SN Capital Markets, LLC, a Delaware limited liability company (“SNCM”). The purchase price for the contracts, agreements, hardware, software, furniture, fixtures and equipment (the “Purchased Assets”) was $4.73 million, of which $1.33 million was a cash payment paid at closing and $3.4 million was paid via two promissory notes from SNCM and Security National Holding Company, LLC, an Alaska limited liability company (“SNHC”). SNCM and SNHC issued a two year promissory note for $2.8 million and a demand promissory note for $600,000, which is due June 30, 2006 if not demanded sooner. Both promissory notes are guaranteed (the “Guaranty”) by Security National Master Holding Company, LLC, an Alaska limited liability company (“SNMHC”).

The $600,000 promissory note represents a separate payment for the outstanding receivables of MBT (the “AR Proceeds”). A portion of the cash payment includes $80,000 for outstanding draws advanced to employees of MBT (the “Draw Proceeds”). The amount of the AR Proceeds and the Draw Proceeds (collectively, the “Proceeds”) is an estimate of the Proceeds made as of the closing date. On or after April 15, 2006, MBT will calculate the actual amount of the Proceeds as of the closing date (the “Calculation”) and submit such Calculation to SNCM. In the event the amount of the Proceeds exceeds $680,000, SNCM will pay MBT such excess amount within five days of its receipt of the Calculation. In the event the amount of the Proceeds is less than $680,000, MBT will submit the amount of the difference to SNCM within five days of the date SNCM received the Calculation. The Agreement also provides that neither MBT nor any of its affiliates will compete with, or have an ownership interest in any business similar to SNCM’s business, in the State of Colorado for a period of twelve months. Copies of the Agreement, the $2.8 promissory note, the $600,000 promissory note and the Guaranty are attached hereto as Exhibits 2.1, 2.2, 2.3 and 2.4 and incorporated by reference herein.

SNHC is the record owner of a fifty-one (51%) membership interest of SNCM. SNMHC is the parent company of SNHC. SNCM is a newly formed limited liability company, co-founded by MBT’s, former President, Chris Rooker, and SNHC. All of the employees of MBT, 31 in number, left MBT to become employees of SNCM at closing.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 3, 2006, the Company issued a press release announcing the agreement by its wholly owned subsidiary, Matrix Bancorp Trading, Inc., to the sale of a substantial portion of its operating assets to SN Capital Markets, LLC as described in Item 2.01 of this Report. The Company hereby incorporates by reference into this Item 7.01 the information set forth in that press release, a copy of which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange of 1934, as amended, and will not be incorporated by reference into any filing by the Company under such Act or the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro Forma Financial Information. The interim unaudited pro forma consolidated financial statements of the Company are set forth below.

Matrix Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income
(Unaudited)

	12/31/2005	Total	12/31/2005
	As Reported	Adjustment	Pro Forma
Assets	(Dollars in thousands)
Cash and cash equivalents	$15,877	$1,330	$17,207
Interest bearing deposits and federal funds sold	18,355	-	18,355
Investment securities	540,194	-	540,194
Loans held for sale, net	927,442	-	927,442
Loans held for investment, net	425,943	-	425,943
Mortgage servicing rights, net	20,708	-	20,708
Other receivables	29,139	-	29,139
FHLBank stock	34,002	-	34,002
Premises & equipment, net	17,154	(158)	16,996
Bank owned life insurance	22,454	-	22,454
Other assets, net	19,898	2,738	22,636
Income taxes receivable and deferred income tax asset	3,696	(1,486)	2,210
Foreclosed real estate, net	4,526	-	4,526

Total assets	$2,079,388	$2,424	$2,081,812

Liabilities and Shareholder’s Equity
Liabilities
Deposits	$1,124,044	-	$1,124,044
Custodial escrow deposits	49,385	-	49,385
FHLBank borrowings	615,028	-	615,028
Borrowed Money	29,581	-	29,581
Junior subordinated debentures owed to unconsolidated subsidiary trusts	61,372	-	61,372
Other liabilities	19,250	-	19,250

Total Liabilities	1,898,660	-	1,898,660

Commitments and contingencies

Shareholders’ equity
Preferred stock	-	-	-
Common stock	1	-	1
Additional paid in capital	108,395	-	108,395
Retained Earnings	72,314	2,424	74,738
Accumulated other comprehensive income	18	-	18

Total shareholders’ equity	180,728	2,424	183,152

Total liabilities and shareholder’s equity	$2,079,388	$2,424	$2,081,812

Matrix Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income
(Unaudited)

	12/31/2005		12/31/2005
	As Reported	Adjustment	Pro Forma
Interest income	(Dollars in thousands, except share data)
Loans and securities	$88,150	$-	$88,150
Interest-earning deposits and federal funds sold	1,941	-	1,941

Total interest and dividend income	90,091	-	90,091

Interest expense
Savings and time deposits	4,094	-	4,094
Demand and money market deposits	11,789	-	11,789
FHLBank borrowings	20,305	-	20,305
Borrowed money and junior subordinated debentures	7,180	-	7,180

Total interest expense	43,368	-	43,368

Net interest before loan and valuation losses	46,723	-	46,723
Provision for loan and valuation losses	1,665	-	1,665

Net interest income after provision for loan and valuation losses	45,058	-	45,058

Noninterest income
Loan administration	10,103	-	10,103
Brokerage	9,846	(8,108)	1,738
Trust services	7,217	-	7,217
Real estate disposition services	1,391	-	1,391
Gain on sale of loans and securities	2,017	(15)	2,002
Gain on sale of assets	300	-	300
School services	1,690	-	1,690
Other income	5,518	(1)	5,517

Total noninterest income	38,082	(8,124)	29,958

Noninterest expense
Compensation and employee benefits	32,371	(5,439)	26,932
Amortization of mortgage servicing rights	7,764	-	7,764
Occupancy and equipment	4,997	(287)	4,710
Postage and communications	1,355	(137)	1,218
Professional fees	2,936	(90)	2,846
Mortgage servicing rights subservicing fees	3,073	-	3,073
Data processing	963	(10)	953
Subaccounting fees	13,447	-	13,447
Recovery of impairment on mortgage servicing rights	(1,180)	-	(1,180)
Other general and administrative	18,303	(1,300)	17,003

Total noninterest expense	84,029	(7,263)	76,766

Loss from continuing operations before income taxes	(889)	(861)	(1,750)
Income tax benefit	(2,447)	(332)	(2,779)

Income (loss) from continuing operations	1,558	(529)	1,029

Discontinued operations:
Income from operations of discontinued operations		861	861
Income tax provision on discontinued operations		332	332
Total income from discontinued operations		529	529

Net income	$1,558	$-	$1,558

Loss from continuing operations per share, basic and diluted	$0.22	$(0.07)	$0.15
Income from discontinued operations per share, basic and diluted	-	0.07	0.07

Net income per share, basic and diluted	$0.22	$-	$0.22

Weighted average shares - basic	6,943,480	6,943,480	6,943,480
Weighted average shares - assuming dilution	7,036,128	7,036,128	7,036,128

Matrix Bancorp, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated
Financial Statements

1. The unaudited pro forma consolidated financial statements are for informational purposes only and are not necessarily indicative of the results of future operations or the actual results that would have been achieved had the sale of certain of the assets of Matrix Bancorp Trading been consummated during the periods indicated. The pro forma adjustments are based on the best information available to date, which may change as additional information is obtained.

2. Balance Sheet adjustments represent the net value of premises and equipment sold, the value of accounts and draws receivable sold.

3. Brokerage income represents the gross brokerage income earned by Matrix Bancorp Trading less intercompany fees paid during the periods presented.

4. Noninterest expense represents expenses of the operations of Matrix Bancorp Trading for the periods indicated, less intercompany items paid during the periods presented.

5. Income tax provision represents the tax expense for Matrix Bancorp Trading for the periods presented, less impact of intercompany items paid during the periods presented.

(c) Exhibits.

2.1	Asset Purchase Agreement, dated March 31, 2006, between SN Capital Markets, LLC, Security National Holding Company, LLC, Security National Master Holding Company, LLC and Matrix Bancorp Trading, Inc.

2.2	Promissory Note, dated March 31, 2006, by SN Capital Markets, LLC and Security National Holding Company, LLC to Matrix Bancorp Trading, Inc. in the amount of $2,800,000.

2.3	Promissory Note, dated March 31, 2006, by SN Capital Markets, LLC and Security National Holding Company, LLC to Matrix Bancorp Trading, Inc. in the amount of $600,000.

2.4	Guaranty Agreement by Security National Master Holding Company, LLC in favor and for the benefit of Matrix Bancorp Trading, Inc. dated March 31, 2006.

99.1	Press Release, dated April 3, 2006, about sale of assets by Matrix Bancorp Trading, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 6, 2006

MATRIX BANCORP, INC.

By:	/s/ Theodore J. Abariotes
Name: Theodore J. Abariotes
Title: Senior Vice President and General Counsel